Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-238068 on Form S-3 and Registration Statement Nos. 033-32497, 333-203826, 333-217783, 333-224787, 333-231386, 333-238059, and 333-251376 on Form S-8 of Owens & Minor, Inc. of our report dated March 1, 2022, relating to the financial statements of Apria, Inc. appearing in this Current Report on Form 8-K dated March 29, 2022.

/s/ Deloitte & Touche LLP

Costa Mesa, California

March 29, 2022